UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2010, Chart Energy & Chemicals, Inc. (“Chart E&C”), which is a wholly owned indirect subsidiary of Chart Industries, Inc. (the “Company”), and Local Lodge 2191 of District Lodge 66 of The International Association of Machinists and Aerospace Workers (the “Union”) entered into a new three-year collective bargaining agreement (the “Collective Bargaining Agreement”), which replaces the previous bargaining agreement between Chart E&C and the Union that expired on February 6, 2010. The Collective Bargaining Agreement, which presently covers approximately 210 production and maintenance workers at the Chart E&C facility in La Crosse, Wisconsin, was ratified on February 6, 2010. The three-year term will extend from February 6, 2010 to February 2, 2013. The Collective Bargaining Agreement includes terms customary in collective bargaining agreements and is substantially similar to the previous collective bargaining agreement between Chart E&C and the Union, which was previously filed with the Securities and Exchange Commission as Exhibit 10.16 to Amendment No. 1 to the Company’s registration statement on Form S-1 (file no. 333-141730), with changes from the previous agreement primarily related to wages, retirement benefits and other terms customary in collective bargaining agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: February 9, 2010
	By:	/s/ Matthew J. Klaben
Matthew J. Klaben Vice President, General Counsel and Secretary

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